VISION INDUSTRIES CORP.

12% CONVERTIBLE PROMISSORY NOTE

DUE NOVEMBER 15, 2012

VISION INDUSTRIES, CORP., a corporation organized and existing under the laws of the State of Florida (the "Company"), for value received, hereby promises to pay to those parties identified in Attachment "A" exhibited hereto (the "Payees" or collectively "Holder") at the address set forth in the books and records of the Company or at such other address as the Payees or any registered assign (collectively, the "Holder") may designate in writing, the principal sum of SIX HUNDRED THOUSAND US DOLLARS (US$ 600,000) together with interest thereon from the date hereof at the interest rate hereinafter set forth until payment in full of the outstanding principal balance.

This Convertible Promissory Note ("Promissory Note") is a duly authorized and issued Promissory Note of the Company designated as its 12% Convertible Subordinated Promissory Notes, limited in the aggregate principal amount to US$ 600,000. This Promissory Note is unsecured, and is subject to the subordination provisions set forth in Paragraph 5 of this Promissory Note.

1.    MATURITY. This Promissory Note shall mature and the outstanding principal balance and all accrued and unpaid interest shall be due and payable on the second year anniversary of the date hereof which is hereby set as November 15, 2012.

2.

INTEREST.

(a)    The outstanding principal balance of this Promissory Note shall bear interest at the rate of twelve percent (12%) per annum. Interest shall accrue on the actual number of days elapsed based upon a 365-day year. Interest through the last day of each calendar quarter shall be due and payable in arrears on the first business day of the month immediately following the end of such calendar quarter.

(b)    Notwithstanding anything else to the contrary, the interest rate provided for herein shall not exceed the maximum rate of interest allowed under applicable usury law. Any payment paid in excess of this maximum rate of interest shall be deemed to be a prepayment of principal.

3.    REDEMPTION.  The Company may prepay in full or in part at any time the outstanding principal balance of this Promissory Note at par value plus any and all accrued interest thereon and in accordance with this Section 3. Any prepayment made by the Company shall be without penalty. Should Company at any time elect to prepay all or any portion of this Promissory Note it shall provide Holder with written notice of its intent to prepay including the amount to be prepaid ("Noticed Prepay Amount").  Thereafter upon receipt of such written notice, Holder shall have ten (10) business days in which to elect to convert the Noticed Prepay Amount ("Redemption Conversion Period") in accordance with Section 6 hereunder.  Should Holder elect to convert the Noticed Prepay Amount, then such election shall supersede the Company's election to redeem to the extent of the Noticed Prepay Amount. Should Holder fail to elect to convert the Noticed Prepay Amount within the Redemption Conversion Period in accordance with this Section 3, then Holder shall forfeit the right to convert the Noticed Prepay Amount only.

Company shall be required to an early redemption if company has a successful offering of at least $5 Million Dollars through debt or equity or any other instrument  Company shall use the lesser of either 10% of proceeds or $600,000 for early redemption of this note.

4.     TRANSFER. The Holder may offer, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of or encumber this Promissory Note, in person or by duly authorized attorney, at the offices of the Company upon surrender of this Promissory Note and on presentation of a duly executed written instrument of transfer, together with a written opinion of the Holder's legal counsel, reasonably satisfactory to the Company and its legal counsel, to the effect that this Promissory Note may be lawfully offered, sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of or encumbered without registration and/or qualification under all applicable federal and state securities laws then in effect or in reliance upon an applicable exemption from such registration and/or qualification requirements. Thereupon, the Company shall issue a new Promissory Note or Promissory Notes of the same aggregate principal amount and in authorized denominations. The Company may issue stop transfer instructions to its transfer agent in connection with such securities laws restrictions. Any offer to sell, sale, transfer, assignment, pledge, hypothecation, or other disposition or encumbrance of this Promissory Note, or any interest therein, effected in violation of the foregoing transfer restrictions, is unlawful and shall not be consummated on the books and records of the Company or otherwise be recognized as valid by the Company, and the Company shall not have any liability therefore.

5.

SUBORDINATION.

This Promissory Note is on parity with any other form of debt of the Company including any other corporate obligations of the Company.

6.

CONVERSION.

(b)    The Holder, at its sole election, may elect to convert the outstanding balance due hereunder or any fraction thereof, including interest due, at the Conversion Price (as defined hereunder) at any time up to the Maturity Date (as defined herein) or such date as the Company pays the entirety of the principal and interest due hereunder, or automatically the date on which the Common Stock is listed for sale on a national stock exchange and has maintained for no less than thirty (30) consecutive trading days a sales or bid price average quoted on a national exchange of at least Five Dollars and No Cents ($5. 00) per share, as adjusted for stock splits, subdivisions, and combinations of the outstanding shares of Common Stock after the date hereof.

(c)    Before the Holder shall be entitled to exercise the option to convert this Promissory Note into shares of Common Stock, the Holder shall surrender this certificate, duly endorsed, at the office of the Company, shall give written notice to the Company at its principal corporate office of the election to convert, and shall provide the Company with an investor representation letter containing such representations as are customary in a private placement of securities and as may be reasonably requested by the Company. The Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled. The conversion shall be deemed to have been made immediately prior to the close of business on the date that the Company receives the surrender of this Promissory Note to be converted, the written notice of election to convert, and the investor representation letter, and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of that date.

(d)    On the conversion date, the Company shall cancel this Promissory Note and so annotate its books and records, and shall issue a certificate for the shares of Common Stock and deliver such certificate to the Holder; provided that the Company shall have no obligation to deliver the certificate for the shares of Common Stock until the Holder shall have surrendered this Promissory Note or shall have notified the Company that this Promissory Note has been lost, stolen, or destroyed and shall have complied with the provisions of Paragraph 16 of this Promissory Note. On the conversion date, the Holder shall have no more rights under this Promissory Note and shall be treated for all purposes as the record holder of shares of Common Stock as of that date.

(e)    No fractional shares of Common Stock shall be issued on the conversion of this Promissory Note. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph 6(e), be deliverable on the conversion of this Promissory Note, the Company shall, in lieu of delivering the fractional share for that fractional interest, adjust the fractional interest by payment to the Holder an amount in cash (computed to the nearest cent) equal to the Market Price of the fractional interest.

(f)

The Conversion Price shall be $0.10 unless adjusted in accordance with

Section 6 (g), (h) or (i) hereunder.

(g)   In the event of a stock split, subdivision, or combination of shares of Common Stock, the Conversion Price shall be adjusted, rounded to the nearest cent, such that this Promissory Note will be convertible into the same number of shares of Common Stock after such event as the Holder would have if this Promissory Note had been converted into shares of Common Stock immediately prior to such event.

(h)   In the event of a capital reorganization, reclassification, exchange, or substitution of the Common Stock (other than a subdivision or combination of shares or a merger, consolidation, or sale of assets), this Promissory Note shall thereafter be convertible into the kind of securities or property that a holder of Common Stock would have been entitled to receive on such reorganization, reclassification, exchange, or substitution. The Conversion Price shall be adjusted, rounded to the nearest cent, such that this Promissory Note will be convertible into the same amount of securities or property after such event as the Holder would have if this Promissory Note had been converted into shares of Common Stock immediately prior to such event.

(i)    In the event the Company shall merge or consolidate into another company where the Company is not the surviving entity, or sell all or substantially all of its assets to another person, this Promissory Note shall thereafter be convertible into the kind of securities or property that a holder of Common Stock would have been entitled to receive on such merger, consolidation, or sale. The Conversion Price shall be adjusted, rounded to the nearest cent, such that this Promissory Note will be convertible into the same amount of securities or property after such event as the Holder would have if this Promissory Note had been converted into shares of Common Stock immediately prior to such event. In any such case, an appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions of this Promissory Note with respect to the rights and interests thereafter of the Holder such that the provisions of this Promissory Note (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable on conversion of this Promissory Note.

0)    In the event that the Company shall issue shares of Common Stock, whether directly or on the exercise of an option, warrant, or other right to purchase shares of Common Stock or on the conversion of any convertible security, for a sales price that is less than both the then Conversion Price and the Market Price (1) pursuant to any stock split, stock dividend, or subdivision, (2) on the exercise or conversion of any option, warrant, or convertible security outstanding on the date hereof, or (3) pursuant to any employee stock or stock option plan approved by the Company's shareholders, the Conversion Price shall be adjusted, rounded to the nearest cent, to be an amount equal to the Market Price multiplied by a fraction, the numerator of which is the sum of the number of shares of Common Stock on a fully diluted basis outstanding immediately prior to the issuance plus the number of shares of Common Stock that the total consideration received by the Company (as set forth in subparagraph 6(k) of this Promissory Note) would purchase at the then Conversion Price, and the denominator of which is the number of shares of Common Stock on a fully diluted basis outstanding immediately after the issuance.

(k)    When equity securities are issued in connection with debt securities, the allocation of the purchase price shall be as determined by the parties thereto, or if not so determined, then as determined by the Company's Board of Directors in good faith.

(l)    Upon any adjustment of the Conversion Price, the Company shall maintain at its principal executive office a statement, signed by its President, any Vice President, or Chief Financial Officer, showing in reasonable detail the facts requiring the adjustment and the Conversion Price after the adjustment.

(m)   In the event that the Company shall set a record date for the purpose of entitling the holders of the Common Stock to receive a dividend or other distribution payable in shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, or in the event the Company shall reorganize or reclassify its capital stock (other than a subdivision or combination of its outstanding shares), merge or consolidate into another company, or sell of all or substantially all of its assets to another company, or in the event of the voluntary or involuntary dissolution, liquidation, or winding up of the Company, then the Company shall send a written notice, in the form described below, to the Holder. The notice shall state the date that has been set as the record date for the purpose of such dividend or distribution, or on which the reclassification, reorganization, merger, consolidation, sale, dissolution, liquidation, or winding up is to take place and the record date as of which holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property deliverable on reclassification, reorganization, merger, consolidation, sale, dissolution, liquidation, or winding up. The notice shall be mailed at least ten (10) days prior to the date specified in the notice, as determined pursuant to the provisions of the preceding sentence.

(n)    The Company shall reserve an amount of shares equal to the amount of conversion shares and the Company shall, from time to time, in accordance with Florida law, increase the authorized number of shares of Common Stock if at any time the authorized number

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of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of this Promissory Note.

(o)    Holder shall be responsible for any and all tax consequences arising from this Promissory Note including any and all conversion to common stock.

7.    PROTECTIVE PROVISIONS. In the event that the Company shall issue shares of Common Stock, whether directly or on the exercise of an option, warrant, or other right to purchase shares of Common Stock or on the conversion of any convertible security, for a price that is less than the Conversion Price then the Holder shall be entitled to participate in any such offering on equal term and conditions as any offeree at such terms of price and quantity being so offered ("Protective Provision").   Such Protective Provision shall expire and terminate upon completion of payment of the principal and interest due hereunder this Promissory Note.

8.    DEFAULT. Upon the occurrence of any of the following (a "Default"), the Holder may declare the entire unpaid principal balance of this Promissory Note and all accrued but unpaid interest thereon immediately due and payable, by giving written notice to the Company:

(a)

the Company fails to make any payment of the principal or interest on this

Promissory Note within thirty (30) days of the date such payment was due and payable;

(b)    the Company breaches any provision of this Promissory Note other than a Default as described in subparagraph 8(a) of this Promissory Note and such breach remains uncured for thirty (30) days after written notice thereof from the Holder, unless such breach is of such a nature that it cannot be cured within thirty (30) days and the Company commences a cure within thirty (30) days after receipt of written notice of the breach and diligently proceeds to complete the cure as soon as possible but in no event greater than one hundred eighty (180) days after receipt of such notice;

(c)    the Company elects to dissolve, dissolves, or is the subject of any order, judgment, or decree of any court or governmental authority dissolving or ending the existence of the Company.

9.    AUTOMATIC DEFAULT. Upon the occurrence of any of the following (an "Automatic Default"), the entire unpaid principal balance of this Promissory Note and all accrued but unpaid interest thereon shall immediately become due and payable, without the requirement for any notice from the Holder:

(a)    the Company files or consents to any voluntary or involuntary petition for bankruptcy, insolvency, reorganization, liquidation, or other similar form of debtor relief, or petitions for or consents to the appointment of a receiver, trustee, or liquidate on its behalf for all or a substantial portion of its assets, or makes a general assigrunent for the benefit of creditors; or

(b)   the Company is the subject of any involuntary petition for bankruptcy, insolvency, reorganization, liquidation, or other similar form of debtor relief, or has a receiver, trustee, or liquidate appointed on its behalf for all or a substantial portion of its assets, unless such petition or appointment is set aside, withdrawn, or ceases to be in effect within ninety (90)

days from the date of any such petition or appointment.

10.   USE OF PROCEEDS.  The proceeds from this Promissory Note shall be utilized by the Company for general working capital purposes.

11.   REPRESENTATIONS AND WARRANTIES. Each party hereby confirms and attests to those representations and warranties as made in the Company's quarterly and annual filings and as made otherwise to the Holder.

12.   WAIVER. The Company hereby waives diligence, presentment, protest, notice of protest, notice of dishonor, and notice of nonpayment of this Promissory Note, and specifically consents to and waives notice of any renewal or extension of this Promissory Note. The Company hereby waives the benefits of the statute of limitations to the maximum extent allowed by law. No delay by the Holder in exercising any power or privilege hereunder, nor the single or partial exercise of any power or privilege hereunder, shall preclude any other or further exercise thereof, or the exercise of any other power or privilege hereunder.

13.   AMENDMENT. This Promissory Note may be waived, changed, modified, or amended only with the written consent of the Company and the Holder. Any such waiver, change, modification, or amendment approved by those persons holding a majority of the outstanding principal balance of all of the Promissory Notes shall be binding on the Holder and this Promissory Note, even if the Holder did not consent thereto.

14.   NOTICES. All notices or other communications required or permitted to be given pursuant to this Promissory Note shall be in writing and shall be delivered personally or sent by overnight courier, by telecopier with confirmation by first-class mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or telecopier with confirmation by first-class mail shall be effective on the date first received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails. Notices shall be given to the Company at the following address, to the Holder at the address set forth in the books and records of the Company, or to such other addresses as either party shall designate in writing:

If to the Company:

Martin Schuermann

President

VISION INDUSTRIES, CORP. Telephone: (310) 450-0299

If to Holders:

See Attachment "A"

15.   ASSIGNMENT. Subject to the restrictions on transfer described in Paragraph 3 of this Promissory Note, the rights and obligations of the Company and the Holder shall be binding upon and inure to the benefit their successors, assigns, heirs, executors, administrators, and transferees.

16.   REPLACEMENT OF THIS Promissory Note. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Promissory Note,

and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Promissory Note, the Company at its expense shall execute and deliver, in lieu of this Promissory Note, a new Promissory Note of like tenor and amount.

17.    LAW GOVERNING. This Promissory Note is deemed to be negotiated, executed, and delivered and to be performed in the State of Florida, and shall be governed by and construed and enforced in accordance with the laws of the State of Florida, except for its conflict of laws rules. The patiies hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and any United States District Comi situated in the State of Florida, for any suit or proceeding arising out of or based upon this Promissory Note.

18.   CONSTRUCTION. The headings in the Paragraphs of this Promissory Note are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Promissory Note shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

IN WITNESS WHEREOF, the Company has caused this Promiss01y Note to be issued on the date first written above.

QUALITY INVESTMENT FUND	VISION INDUSTRIES, CORP.
By: /s/ RAUL CORTES Raul Cortes By: /s/ PAOLO BRUKNER Paolo Bruckner	By: /s/ MARTIN SCHUERMANN Martin Schuermann President

Attachment A

Holder:

 Novium Opportunity Umbrella SICAV PLC-Quality Investment Fund

Address:

Level 6, The Mall Offices, The Mall, Floriana, FRN 1470 Malta